Exhibit 99.2

Information Relating to Part II, Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses incurred or expected to be incurred through the date hereof, other than underwriting discounts and commissions, to be paid solely by Sagent Pharmaceuticals, Inc. (the “Company”), in connection with the issuance and distribution of the securities being registered hereby. All expenses other than the Securities and Exchange Commission registration fee and the FINRA filing fee are estimates.

Securities and Exchange Commission registration fee*	$52,935
FINRA filing fee	58,712
Printing expense	25,000
Accounting fees and expense	75,000
Legal fees and expense	125,000
Miscellaneous expenses	7,000

Total	$343,647

*	The Securities and Exchange Commission registration fee was paid in connection with filing the Form S-3 on December 21, 2012.